UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56545	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Series E Preferred Offering

On September 30, 2025, Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), commenced a private offering of up to $75.0 million (expandable up to $100.0 million in the sole discretion of the Company’s board of directors (the “Board”)) in shares of the Company’s Series E Redeemable 8% Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock”), at an offering price of $10.00 per share (the “Preferred Offering”), pursuant to the Confidential Private Placement Memorandum dated September 30, 2025 (the “Memorandum”). The Preferred Offering will terminate on September 30, 2026, unless extended by the Board, in its sole discretion.

The Company intends to use the net proceeds from the Preferred Offering to pay down debt and further invest in income-producing and growth self storage properties and related self storage real estate investments.

Terms of the Series E Preferred Stock

The terms of the Series E Preferred Stock, including the preferences, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption and repurchase, are set forth in the articles supplementary for the Series E Preferred Stock (the “Articles Supplementary”), which are described in more detail below:

Rank: With respect to rights to receive dividends and to participate in distributions or payments upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series E Preferred Stock ranks senior to all classes of the Company’s common stock, including the Class A common stock, Class P common stock, Class T common stock, Class W common stock, Class Y common stock, and Class Z common stock of the Company (collectively, the “Common Stock”); on parity with all other preferred equity securities issued by the Company from time to time, the terms of which provide that such securities rank on parity with the Series E Preferred Stock; and junior to the preferred equity securities issued by the Company from time to time, the terms of which expressly provide that it will rank senior to the Series E Preferred Stock, including the Company’s Series B Convertible Preferred Stock (the “Senior Stock”), and subject to payment of or provision for our corporate debts and other liabilities.

Dividends: Dividends payable on each share of Series E Preferred Stock will initially be equal to a rate of 8.0% per annum. The Company intends to pay dividends on the Series E Preferred Stock on a monthly basis. Dividends payable on the Series E Preferred Stock will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months and will accrue whether or not (i) the Company has earnings, (ii) there are funds legally available for the payment of such dividends, and (iii) such dividends are authorized by the Board or declared by the Company.

Liquidation: Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series E Preferred Stock then outstanding will be entitled to be paid out of the Company’s assets legally available for distribution to its stockholders, after payment or provision for the Company’s corporate debts, liquidating distributions to the holders of all of our Senior Stock and other liabilities, a liquidation preference equal to $10.00 per share, subject to appropriate adjustment in relation to any recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or other similar events which affect the Series E Preferred Stock (the “Liquidation Preference”), plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, pari passu with the holders of shares of any other class or series of the Company’s capital stock ranking on parity with the Series E Preferred Stock as to the Liquidation Preference and/or accrued but unpaid dividends they are entitled to receive.

Optional Redemption by Holder: Beginning on the day after the first anniversary of the original issue date of the shares of Series E Preferred Stock to be redeemed, holders will have the right to require the Company to redeem shares of Series E Preferred Stock at a redemption price equal to the Liquidation Preference less a redemption fee, plus an amount equal to any accrued but unpaid cash dividends thereon. The amount of the redemption fee will depend on how long the holder has held the shares of Series E Preferred Stock to be redeemed and range from 10.0% to 0.0% of the Liquidation Preference, as further detailed in the Articles Supplementary. Aggregate optional redemptions by holders of the Series E Preferred Stock will be subject to a redemption limit such that no more than 5% of the weighted average number of outstanding Series E Preferred Stock during the prior calendar year will be redeemed per fiscal year.

The Company will redeem shares of Series E Preferred Stock held by a natural person upon his or her death or qualifying disability, including shares held through a revocable grantor trust, or an individual retirement account or other retirement or profit-sharing plan, upon notice from (i) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, with respect to shares held through a revocable grantor trust, the trustee of such trust, or (ii) in the case of the disability of a holder, the holder or the holder’s legal representative. Such notice must be received within one year after the death or qualifying disability of the holder, but no sooner than the day following the first anniversary of the original issue date of the Series E Preferred Stock to be redeemed. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or other legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such other entity will be subject to the approval of the Board, in its sole discretion. The Company will redeem such shares at a redemption price equal to 100% of the Liquidation Preference, in each case, plus an amount equal to any accrued but unpaid cash dividends thereon.

The Company’s ability to redeem shares of Series E Preferred Stock in cash may be limited to the extent that it does not have sufficient funds available to fund such cash redemption.

Optional Redemption by the Company: Upon the earlier of (i) the Company’s common stock being listed or admitted to trading on the New York Stock Exchange or another national securities exchange or automated quotation system, or (ii) the third anniversary of the commencement date of the Preferred Offering, the Company will have the right to redeem all or some portion of the outstanding shares of Series E Preferred Stock at a redemption price equal to 100% of the Liquidation Preference, plus an amount equal to any accrued but unpaid cash dividends thereon. Additionally, upon the occurrence of a Change of Control (as defined in the Articles Supplementary), the Company will have the right to redeem all or some portion of the outstanding shares of Series E Preferred Stock, on a date that the Company specifies prior to the closing of such Change of Control, in cash at a redemption price equal to 100% of the Liquidation Preference, plus an amount equal to any accrued but unpaid cash dividends thereon.

Voting Rights: The holders of Series E Preferred Stock are not entitled to vote on any matter submitted to a vote of the stockholders of the Company.

The foregoing description of the Series E Preferred Stock and the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Managing Dealer Agreement

On September 30, 2025, in connection with the commencement of the Preferred Offering, the Company entered into that certain managing dealer agreement (the “Managing Dealer Agreement”), by and between the Company and Orchard Securities, LLC, a Utah limited liability company (“Orchard”), pursuant to which Orchard has agreed to act as the Company’s managing dealer in connection with the Preferred Offering. Pursuant to the Managing Dealer Agreement, Orchard will receive sales commissions equal to 6.0% of the gross offering proceeds from the Preferred Offering, all or a portion of which may be re-allowed to soliciting dealers, and managing dealer fees equal to 3.50% of the gross offering proceeds from the Preferred Offering, all or a portion of which may be re-allowed to soliciting dealers. The Company’s sponsor will also pay Orchard 0.15% of the aggregate amount sold in the Preferred Offering per annum not to exceed an aggregate amount of $550,000; provided, however, if the Company enters into an extraordinary transaction (as defined in the Memorandum) or lists its common stock on a national exchange and Orchard has not received $550,000, then such amount will equal $550,000 regardless of the amount sold in the Preferred Offering. The Managing Dealer Agreement will terminate upon the termination of the Preferred Offering, unless terminated earlier by either party upon 30 days’ written notice to the other party.

The foregoing summary of the material terms of the Managing Dealer Agreement is qualified in its entirety by reference to the Managing Dealer Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment No. 6 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P.

In connection with the Preferred Offering and the filing of the Articles Supplementary, the Company and Strategic Storage Operating Partnership VI, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), entered into Amendment No. 6 to the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “OP Agreement Amendment”), which amended the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership to create Series E Preferred Units having economic terms and designations, powers, preferences, rights and restrictions that are substantially similar to the Series E Preferred Stock.

The foregoing summary of the OP Agreement Amendment is qualified in its entirety by reference to the OP Agreement Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above, under the heading “Series E Preferred Offering,” is incorporated herein by reference. The Preferred Offering is not registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being made pursuant to the exemption provided by Rule 506(c) of Regulation D promulgated under the Securities Act. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure set forth in Item 1.01 above under various headings, with respect to the Articles Supplementary and the terms of the Series E Preferred Stock, is incorporated herein by reference. The descriptions of the Articles Supplementary and the Series E Preferred Stock are qualified in their entirety by reference to the Articles Supplementary, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The disclosure set forth in Item 1.01 above under various headings, with respect to the Articles Supplementary and the terms of the Series E Preferred Stock, is incorporated herein by reference. On September 30, 2025, the Company filed the Articles Supplementary with the State Department of Assessments and Taxation of Maryland setting forth the preferences, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption and repurchase of the Series E Preferred Stock.

The descriptions of the Articles Supplementary and the Series E Preferred Stock are qualified in their entirety by reference to the Articles Supplementary, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 6, 2025, the Company issued a press release announcing the commencement of the Preferred Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information in this Item 8.01 disclosure, including Exhibit 99.1 and the information set forth therein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 Articles Supplementary for Series E Preferred Stock

10.1 Managing Dealer Agreement by and between Strategic Storage Trust VI, Inc. and Orchard Securities, LLC

10.2 Amendment No. 6 to Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P.

99.1 Press Release dated October 6, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: October 6, 2025	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer